UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2025

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2025, Reborn Coffee, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company issued and sold to the Investor a promissory note (the “Note”) in the original principal amount of $121,900. The Investor paid a purchase price of $106,000 to the Company for the Note.

The Note incurred a one-time interest charge of 14%, applied on the date of issuance to the principal amount; provided, however, that the Note will also bear interest at a rate of 22% per annum if any amount thereunder is not paid when due. Beginning on July 15, 2025, the Company is required to make a payment of $69,483 on the Note, and continuing on the same day of each successive calendar month thereafter, the Company is required to make installment payments on the Note of $17,370.75 until it is fully repaid or the Investor has converted the outstanding balance into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”). At any time after the occurrence of an event of default, subject to certain ownership limitations, the Investor may convert any portion of the outstanding and unpaid principal, interest, or other amounts outstanding under the Note into Common Stock at a price equal to 75% of the lowest trading price of the Common Stock on Nasdaq during the ten trading days prior to the conversion.

Each of the Purchase Agreement and the Note contains customary representations and warranties for the benefit of the Investor.

The foregoing description of the Purchase Agreement and the Note does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of each such agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Note and the shares of Common Stock issuable upon conversion of the Note is incorporated by reference herein in its entirety. The Company has issued the Promissory Note pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue any shares of Common Stock issuable upon conversion of the Note pursuant to the same exemption. The Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Exhibit
10.1	Securities Purchase Agreement by and between Reborn Coffee, Inc. and 1800 Diagonal Lending LLC dated January 6, 2025
10.2†	Promissory Note dated January 6, 2025 issued by Reborn Coffee, Inc. to 1800 Diagonal Lending LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2025

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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